Exhibit 99.1

127 Industry Boulevard ● North Huntingdon, PA 15642 ● (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Reports First Quarter 2015 Results

•	Revenue was $6.8 million; Non-machine revenue was $5.7 million, up 26% excluding foreign currency impact

•	Delivered six machines, two of which qualify as first quarter sales

•	Reaffirming 2015 guidance; Expecting 32% to 50% revenue growth and gross margin between 36% and 40% excluding non-recurring facility integration expenses

NORTH HUNTINGDON, PA, June 11, 2015 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and printed products to industrial customers, reported financial results today for the first quarter ended March 31, 2015.

First Quarter Revenue – Solid Non-machine Growth

	Quarter Ended March 31,
(in millions)	2015		2014
Revenue by Product Line
3D Printing Machines	$1.1	16%	$2.4	33%
3D Printed and Other Products, Materials and Services (“Non-machine”)	5.7	84%	4.9	67%

Total Revenue	$6.8	100%	$7.3	100%

Consolidated sales declined $0.5 million, or 7%, compared with the prior year. However, changes in foreign currency exchange rates unfavorably impacted the 2015 sales by approximately $0.6 million, or 8%, compared with the 2014 first quarter. Non-machine revenue grew 18% to $5.7 million, representing 26% growth excluding the effects of changes in foreign currency exchange rates.

S. Kent Rockwell, Chairman and Chief Executive Officer, commented, “One of our foremost goals is to place machines in service to advance the usage of our technology. During the first quarter, we met our target of delivering six machines, two of which were recorded as sales, two were delivered to customers, and two were leased – we expect three of these to become sales in 2015. Also, our non-machine revenue continues its trend of solid growth, which is a favorable factor for driving future machine sales, giving us continued confidence in our strategy and outlook.”

Given the long sales cycle and significance of a machine’s average selling price relative to total revenue, fluctuations in machine-sale revenue vary from quarter to quarter. ExOne does not believe that such quarter-to-quarter fluctuations are necessarily indicative of larger trends. The Company expects revenue to be weighted approximately 30% in the first half of 2015 versus 70% in the second half, due to accelerating volume of machine sales throughout the year.

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The ExOne Company Reports First Quarter 2015 Results

June 11, 2015

First Quarter Operations – Mix, Volume and Inefficiencies Impact Results

Gross profit was breakeven in the 2015 first quarter, compared with $1.6 million, or 22.2% gross margin, in the 2014 first quarter. The 2015 quarter was unfavorably impacted by the mix of sales including the level of machine sales in the quarter, compounded by higher fixed costs and inefficiencies associated with the Company’s new and expanded production facilities. These inefficiencies included ERP system implementation expenses and costs incurred in connection with the transition of our German operations and development of operations at the Company’s PSC in Italy.

Operating loss was $7.9 million compared with operating loss of $5.4 million in the first quarter of 2014. SG&A expenses were $6.1 million, including $0.3 million of employee termination costs, compared with $5.2 million in the prior-year quarter. R&D expenses for the quarter decreased by $0.1 million to $1.7 million. Net loss for the reported quarter was $7.7 million, or $0.53 per diluted share, compared with a net loss of $5.5 million, or $0.38 loss per diluted share, for the prior-year period.

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) was a $6.2 million loss in the 2015 quarter, compared with a $4.0 million loss during last year’s first quarter. ExOne management believes that when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), that adjusted EBITDA, a non-GAAP measure, assists in the understanding of operating performance. See the attached tables for important disclosures regarding the Company’s use of adjusted EBITDA as well as a reconciliation of net loss to adjusted EBITDA for the quarters ended March 31, 2015 and 2014.

Outlook and Strategy – Reaffirming 2015 Expectations

•	Revenue expected to grow approximately 32% to 50%, to about $58 million to $66 million

•	Gross margin expected to be between 36% and 40%, excluding anticipated non-recurring costs estimated at $0.5 million to $1.0 million to complete facility integrations

•	SG&A expenses expected to be in a range of $21 million to $23 million, excluding approximately $0.5 million to $1.0 million of costs associated with ongoing implementation of the Company’s enterprise resource planning system

•	R&D expenses expected to be in a range of $6.5 million to $7.5 million

•	Capital expenditures expected to be between $5 million and $7 million

S. Kent Rockwell, Chairman and CEO, concluded, “We have put significant resources behind reaching our 2015 guidance. We’re focused on attaining our sales goals and improving our execution. We can feel the growing enthusiasm from our customers and we are directing our resources to the best opportunities that will lead to sales. We are better positioned than ever to respond to that growing demand as the adoption rate of our binder jetting technology accelerates.”

Webcast and Conference Call

ExOne will host a conference call and live webcast Friday, June 12th at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the first quarter and discuss ExOne’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 689-8470. The webcast can be monitored on the Company’s website at www.exone.com.

A telephonic replay will be available from 11:30 a.m. ET on the day of the teleconference through Friday, June 19, 2015. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 13606805. An archive of the webcast will be available on the Company’s website at www.exone.com and will include a transcript, once available.

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The ExOne Company Reports First Quarter 2015 Results

June 11, 2015

About ExOne

ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in-house 3D printing machines. ExOne offers pre-production collaboration and print products for customers through its eight PSCs, which are located in the United States, Germany, Italy and Japan. ExOne builds 3D printing machines at its facilities in the United States and Germany. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support, necessary for purchasers of its machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “typically,” “anticipates,” “believes,” “appears,” “could,” “plan,” and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; the impact of increased operating expenses and expenses relating to proposed acquisitions, investments and alliances; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; the scope, nature or impact of acquisitions, alliances and strategic investments and our ability to integrate acquisitions and strategic investments; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations including the related challenges of conducting business in international locations such as Russia; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; the impact of disruption of our manufacturing facilities or PSCs; the adequacy of our protection of our intellectual property; material weaknesses in our internal control over financial reporting and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

Should one or more of these risks or uncertainties materialize, or should any of ExOne’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. The Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Brian Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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The ExOne Company Reports First Quarter 2015 Results

June 11, 2015

The ExOne Company

Condensed Statement of Consolidated Operations

($ in thousands, except per-share amounts)

(unaudited)

	Quarter Ended March 31,		% Change
	2015	2014
Revenue	$6,793	$7,285	(7%)
Cost of sales	6,793	5,666	20%

Gross profit	—	1,619	(100%)

Gross margin	0.0%	22.2%

Research and development	1,734	1,844	(6%)
Selling, general and administrative	6,118	5,201	18%

	7,852	7,045	11%

Operating loss	(7,852)	(5,426)	45%

Interest expense	28	29	(3%)
Other income – net	(150)	(92)	63%

	(122)	(63)	94%

Loss before income taxes	(7,730)	(5,363)	44%

(Benefit) provision for income taxes	(59)	164	NM

Net loss	$(7,671)	$(5,527)	39%

Net loss per common share:
Basic	$(0.53)	$(0.38)
Diluted	$(0.53)	$(0.38)
Weighted average shares outstanding (basic and diluted)	14,423	14,392

NM	Not Meaningful

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The ExOne Company Reports First Quarter 2015 Results

June 11, 2015

The ExOne Company

Condensed Consolidated Balance Sheet

($ in thousands, except share amounts)

(unaudited)

	March 31, 2015	December 31, 2014

Assets
Current assets:
Cash and cash equivalents	$30,101	$36,202
Accounts receivable – net	10,221	14,238
Inventories – net	17,759	17,014
Prepaid expenses and other current assets	3,993	3,138

Total current assets	62,074	70,592

Property and equipment – net	54,250	55,298
Goodwill	4,316	4,665
Other noncurrent assets	2,337	2,875

Total assets	$122,977	$133,430

Liabilities
Current liabilities:
Current portion of long-term debt	$134	$132
Current portion of capital and financing leases	216	346
Accounts payable	3,897	2,553
Accrued expenses and other current liabilities	7,941	8,424
Deferred revenue and customer prepayments	2,592	902

Total current liabilities	14,780	12,357

Long-term debt – net of current portion	1,916	1,950
Capital and financing leases – net of current portion	144	164
Other noncurrent liabilities	208	414

Total liabilities	17,048	14,885

Commitments and contingencies

Stockholders’ Equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 14,428,634 (2015) and 14,417,803 (2014) shares issued and outstanding	144	144
Additional paid-in capital	155,305	154,902
Accumulated deficit	(35,969)	(28,298)
Accumulated other comprehensive loss	(13,551)	(8,203)

Total stockholders’ equity	105,929	118,545

Total liabilities and stockholders’ equity	$122,977	$133,430

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The ExOne Company Reports First Quarter 2015 Results

June 11, 2015

The ExOne Company

Condensed Statement of Consolidated Cash Flows

($ in thousands)

(unaudited)

	Quarter Ended March 31,
	2015	2014

Operating activities
Net loss	$(7,671)	$(5,527)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	1,218	733
Deferred income taxes	(79)	—
Equity-based compensation	403	440
Provision for bad debts	(128)	21
Changes in fair value of contingent consideration	3	—
Changes in assets and liabilities, excluding effects of acquisitions and foreign currency translation adjustments:
Decrease (increase) in accounts receivable	2,628	(147)
Increase in inventories	(1,916)	(3,811)
(Increase) decrease in prepaid expenses and other assets	(489)	311
Increase in accounts payable	1,267	1,213
Decrease in accrued expenses and other liabilities	(328)	(91)
Increase in deferred revenue and customer prepayments	996	532

Cash used for operating activities	(4,096)	(6,326)

Investing activities
Capital expenditures	(1,769)	(5,141)
Acquisitions, net of cash acquired of $201	—	(9,230)

Cash used for investing activities	(1,769)	(14,371)

Financing activities
Proceeds from exercise of employee stock options	—	318
Payments on long-term debt	(32)	(369)
Payments on capital and financing leases	(125)	(134)

Cash used for financing activities	(157)	(185)

Effect of exchange rate changes on cash and cash equivalents	(79)	27

Net change in cash and cash equivalents	(6,101)	(20,855)
Cash and cash equivalents at beginning of period	36,202	98,445

Cash and cash equivalents at end of period	$30,101	$77,590

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The ExOne Company Reports First Quarter 2015 Results

June 11, 2015

The ExOne Company

Additional Information

Machine Sales by Type

(unaudited)

	Quarter Ended March 31,
	2015	2014

S-Max™	—	1
S-15™	—	1
M-Flex™	1	1
X1-Lab™	1	—

	2	3

Significant Components of the Change in Revenue by Product Line

($ in thousands)

(unaudited)

	3D Printing Machines	3D Printed and Other Products, Materials and Services	Total
Quarter ended March 31, 2014	$2,439	$4,846	$7,285
Change in revenue attributed to:
Volume	(706)	1,247	541
Pricing and sales mix	(472)	—	(472)
Foreign currency	(179)	(382)	(561)

	(1,357)	865	(492)

Quarter ended March 31, 2015	$1,082	$5,711	$6,793

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The ExOne Company Reports First Quarter 2015 Results

June 11, 2015

The ExOne Company

Adjusted EBITDA Reconciliation

($ in millions)

(unaudited)

	Quarter Ended March 31,
	2015	2014

Net loss	$(7.7)	$(5.5)

Interest expense	0.0	0.0
(Benefit) provision for income taxes	(0.0)	0.2
Depreciation and amortization	1.2	0.7
Equity-based compensation	0.4	0.5
Acquisition-related expenses	—	0.2
Other income – net	(0.1)	(0.1)

Adjusted EBITDA	$(6.2)	$(4.0)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net loss (as calculated under accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, (benefit) provision for income taxes, depreciation and amortization, equity-based compensation, acquisition-related expenses, and other income – net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA should not be considered as an alternative to net loss or any other performance measure derived in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial performance. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA. ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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